Exhibit 99.2

DuPont Fabros Technology, Inc. Announces Early Settlement of Cash Tender Offer and Consent

Solicitation for its 8.5% Senior Notes due 2017

WASHINGTON, D.C., September 24, 2013 — DuPont Fabros Technology, Inc. (NYSE: DFT) (the “Company”), announced today the early settlement of the previously announced tender offer (the “Tender Offer”) and solicitation of consents (the “Consent Solicitation”) for all of the outstanding $550 million aggregate principal amount of 8.5% Senior Notes due 2017 (the “Notes”) of DuPont Fabros Technology, L.P. (the “Operating Partnership”). The terms and conditions of the Tender Offer and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement, dated September 10, 2013 (as it may be amended or supplemented from time to time, the “Statement”) and the related Consent and Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), which were previously distributed to holders of the Notes.

As of 5:00 p.m., New York City time, on September 23, 2013 (the “Early Tender Deadline”), $418,111,000 aggregate principal amount of the outstanding Notes (representing approximately 76.02% of the outstanding Notes) had been tendered. The Operating Partnership has exercised its option to accept for payment those Notes that were validly tendered at or prior to the Early Tender Deadline (the “Early Payment”). Such Early Payment occurred today concurrently with the closing of the Operating Partnership’s private offering of $600 million aggregate principal amount of 5.875% Senior Notes due 2021.

As part of the Tender Offer and Consent Solicitation, the Operating Partnership solicited consents from the holders of the Notes for certain proposed amendments (the “Amendments”) to certain terms of the indenture governing the Notes (as amended and supplemented, the “Indenture”). Adoption of the Amendments required consents from holders of more than 50% of the aggregate principal amount outstanding of the Notes (the “Requisite Consents”).

As of the Early Tender Deadline, the Operating Partnership had received the Requisite Consents from holders of the Notes. As a result of receiving the Requisite Consents, the Operating Partnership entered into a supplemental indenture, dated as of September 24, 2013 (the “Supplemental Indenture”), adopting the Amendments to the Indenture, whereupon the Amendments became effective. The Amendments eliminate or modify substantially all of the restrictive covenants, certain events of default and other provisions contained in the Indenture (other than, among other covenants, the covenants to pay interest and premium, if any, on, and principal of, the Notes when due).

Holders of Notes who properly tendered their Notes and delivered consents, and did not validly withdraw their Notes and revoke their consents, on or prior to the Early Tender Deadline, received the total consideration of $1,060.04 per $1,000 principal amount of Notes (the “Total Consideration”), which included a consent payment equal to $30.00 per $1,000 principal amount of Notes (the “Consent Payment”), plus accrued and unpaid interest in respect of such purchased Notes from the last interest payment date to, but not including, the early payment date.

The Tender Offer will expire at 11:59 p.m., New York City time, on October 7, 2013, unless extended or earlier terminated by the Operating Partnership (such date and time, as the same may be modified, the “Expiration Date”). Holders who validly tender Notes and deliver consents on or prior to the Expiration Date will be eligible to receive $1,030.04 for each $1,000 principal amount of Notes (the “Tender Offer Consideration”), which is the Total Consideration minus the Consent Payment, plus accrued and unpaid interest in respect of such purchased Notes from the last interest payment date to, but not including, the final payment date. Following the Early Tender Deadline, Notes tendered may no longer be withdrawn and consents delivered may no longer be revoked, except as required by law.

The Operating Partnership intends to issue a call notice today to call any Notes not tendered and purchased in the Tender Offer for redemption. The redemption may result in the holders of the redeemed Notes receiving compensation that is higher or lower than the Total Consideration or the Tender Offer Consideration.

Goldman, Sachs & Co. is acting as the dealer manager for the Tender Offer and Consent Solicitation and Global Bondholder Services Corporation is acting as the information agent and depositary for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Goldman, Sachs & Co. by phone at (800) 828-3182 (toll-free) or at (212) 357-6436 (collect). Requests for documents relating to the Tender Offer and Consent Solicitation should be directed to Global Bondholder Services Corporation by telephone at (866) 470-3700 (toll-free).

This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Notes. This press release does not constitute an offer to buy or a solicitation of an offer to sell any of the Notes or any other securities. The Operating Partnership is making the Tender Offer and Consent Solicitation only by, and pursuant to the terms of, the Statement and the related Letter of Transmittal. The Tender Offer and Consent Solicitation is not being made in any state or other jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such state or other jurisdiction. None of the Operating Partnership, the Company, the dealer manager, the information agent or depositary makes any recommendation in connection with the Tender Offer and Consent Solicitation.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier-neutral, large multi-tenanted wholesale data centers. The Company’s facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company’s customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services. The Company’s ten data centers are located in four major U.S. markets, which total 2.5 million gross square feet and 218 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT) is headquartered in Washington, DC.

Forward-Looking Statements

The statements contained in this release include forward-looking statements within the meaning of the federal securities laws. The Company cautions investors that any forward-looking statements presented in this release are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements (including statements related to the Tender Offer and the Consent Solicitation, including the timing, the Expiration Date, the Early Tender Deadline, and the possible completion of the Tender Offer and the Consent Solicitation) are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company cautions you that while forward-looking statements reflect its good faith beliefs when the Company makes them, they are not guarantees of future performance and are impacted by actual events when they occur after the Company makes such statements. The Company expressly disclaims any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends. Some of the risks and uncertainties that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following: adverse general or local economic or real estate developments in the Company’s markets or the technology industry, including a continued and prolonged economic downturn, failure to successfully lease vacant space in or operate our data center facilities, including delays in executing new leases and failure to negotiate leases on terms that will enable us to achieve our expected returns, defaults on or non-renewal of leases by tenants, including by the Company’s four largest tenants that accounted for 61% of the Company’s annualized base rent as of June 30, 2013, failure to collect tenant obligations and note receivables, failure to obtain necessary financing, extend the maturity of or refinance the Company’s existing debt, or comply with the financial and other covenants of the agreements that govern the Company’s existing debt, decreased rental rates, increased vacancy rates or tenant bankruptcies, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, increased interest rates, the Company’s failure to qualify and maintain qualification as a REIT, adverse changes in tax laws, environmental uncertainties, risks related to natural disasters, financial market fluctuations, including disruptions in the financial and credit markets and the availability of capital and other financing, and changes in real estate and zoning laws.

The risks and uncertainties discussed in our filings are not exhaustive. For a further discussion of these and other factors that could cause future results to differ materially from any forward-looking statements, see the risk factors incorporated by reference from the Annual Report of the Company and the Operating Partnership on Form 10-K for the year ended December 31, 2012 and in other documents that the Company and/or the Operating Partnership file from time to time with the Securities and Exchange Commission. The Company operates in a very competitive and rapidly changing environment and new risk factors may emerge from time to time. It is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

SOURCE: DuPont Fabros Technology, Inc.

Contact: Mark Wetzel, Executive Vice President, Chief Financial Officer and Treasurer of DuPont Fabros Technology, Inc., +1-202-728-0033